Exhibit 99.1

The Marlin Firearms
Company and Subsidiary
Consolidated Financial Statements

The Marlin Firearms Company and Subsidiary
Index to Consolidated Financial Statements
December 31, 2007 and 2006

Report of Independent Auditors

To the Board of Directors and Stockholder of
The Marlin Firearms Company and Subsidiary

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of The Marlin Firearms Company and Subsidiary (collectively, the “Company”) at December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 2 and 5 to the consolidated financial statements, the Company changed the manner in which it accounts for its defined benefit pension and other postretirement plans in 2007.

As discussed in Note 10, on January 28, 2008, all of the issued and outstanding shares of common stock of the Company were acquired by Remington Arms Company, Inc.

/s/ PricewaterhouseCoopers LLP

April 4, 2008
Hartford, CT

The Marlin Firearms Company and Subsidiary
Consolidated Balance Sheets
December 31, 2007 and 2006

	2007	2006
Assets
Current assets
Cash and cash equivalents	$688,433	$470,418
Accounts receivable, net of allowance for doubtful accounts of $45,000 and $140,309 in 2007 and 2006, respectively	12,265,593	8,937,490
Inventories, net	12,025,244	10,422,936
Other current assets	1,235,374	958,361
Deferred income taxes	734,795	823,721

Total current assets	26,949,439	21,612,926

Property, plant and equipment, net	6,318,079	5,475,185
Goodwill	2,983,545	2,983,545
Deferred income taxes	2,453,012	2,570,484
Cash surrender value of life insurance policies, net of advances	5,749,446	5,430,440
Intangible pension asset	—	87,658
Other assets	93,953	482,002

	$44,547,474	$38,642,240

Liabilities and Stockholders’ Equity
Current liabilities
Line of credit	$6,250,000	$4,000,000
Accounts payable	4,526,436	2,562,933
Accrued compensation and related withholdings	1,936,405	1,608,316
Accrued workers’ compensation	682,913	593,735
Deferred compensation	105,000	127,500
Pension liability	—	1,616,589
Accrued postretirement healthcare benefits	390,000	515,000
Product liabilities	62,500	894,000
Accrued liabilities	1,924,059	1,786,259

Total current liabilities	15,877,313	13,704,332

Accrued workers’ compensation, net of current portion	390,000	510,000
Deferred compensation, net of current portion	493,253	517,726
Pension liability, net of current portion	1,917,853	1,925,239
Accrued postretirement healthcare benefits, net of current portion	4,293,660	3,210,528

Total liabilities	22,972,079	19,867,825

Commitments and contingencies (Note 8)
Stockholders’ equity
Common stock
Class A - voting, $25 par value, 120,000 shares authorized; 104,840 issued; 86,773 shares outstanding	2,169,325	2,169,325
Class B - nonvoting, $.01 stated value, 1,080,000 shares authorized; 940,851 shares issued; 760,936 shares outstanding	7,610	7,610
Paid-in capital	139,130	139,130
Retained earnings	21,779,640	18,842,686
Accumulated other comprehensive loss	(2,520,310)	(2,384,336)

Total stockholders’ equity	21,575,395	18,774,415

	$44,547,474	$38,642,240

The accompanying notes are an integral part of these consolidated financial statements.

The Marlin Firearms Company and Subsidiary
Consolidated Statements of Income
Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005

Net sales	$80,505,953	$71,471,382	$62,272,164
Cost of sales	66,153,542	59,147,070	53,918,093

Gross profit	14,352,411	12,324,312	8,354,071

Selling, general and adminsitrative expenses	8,559,758	8,072,492	6,620,139

Operating income	5,792,653	4,251,820	1,733,932

Other income (expense)
Interest expense	(417,679)	(359,410)	(231,327)
Interest income	732	3,315	2,906
Other income, net	532,869	88,962	75,392

	115,922	(267,133)	(153,029)

Income before provision for income taxes	5,908,575	3,984,687	1,580,903

Provision for income taxes	1,954,372	1,400,000	400,000

Net income	$3,954,203	$2,584,687	$1,180,903

The accompanying notes are an integral part of these consolidated financial statements.

The Marlin Firearms Company and Subsidiary Statements of Changes in Stockholders’ Equity and Comprehensive Income Years Ended December 31, 2007, 2006 and 2005

	Class A Common Stock		Class B Common Stock		Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity	Comprehensive Income (Loss)

	Shares	Amount	Shares	Amount

Balance, December 31, 2004	86,773	$2,169,325	760,936	$7,610	$139,130	$17,086,160	$(2,461,242)	$16,940,983
Net income	—	—	—	—	—	1,180,903	—	1,180,903	$1,180,903
Dividends ($1.17 per Class A and Class B share)	—	—	—	—	—	(991,815)	—	(991,815)	—
Additional minimum pension liability adjustment, net of tax of $169,599	—	—	—	—	—	—	(329,222)	(329,222)	(329,222)
Net change in unrealized investment gains, net of tax	—	—	—	—	—	—	(11,229)	(11,229)	(11,229)

Total comprehensive income									$840,452

Balance, December 31, 2005	86,773	2,169,325	760,936	7,610	139,130	17,275,248	(2,801,693)	16,789,620
Net income	—	—	—	—	—	2,584,687	—	2,584,687	$2,584,687
Dividends ($1.20 per Class A and Class B share)	—	—	—	—	—	(1,017,249)	—	(1,017,249)
Additional minimum pension liability adjustment, net of tax of $215,002	—	—	—	—	—	—	417,357	417,357	417,357

Total comprehensive income									$3,002,044

Balance, December 31, 2006	86,773	2,169,325	760,936	7,610	139,130	18,842,686	(2,384,336)	18,774,415
Net income	—	—	—	—	—	3,954,203	—	3,954,203	$3,954,203
Dividends ($1.20 per Class A and Class B share)	—	—	—	—	—	(1,017,249)	—	(1,017,249)	—
Additional minimum pension liability adjustment, net of tax of $207,265	—	—	—	—	—	—	489,996	489,996	489,996
Adoption of SFAS 158, net of tax of $277,313	—	—	—	—	—	—	(625,970)	(625,970)	—

Total comprehensive income									$4,444,199

Balance, December 31, 2007	86,773	$2,169,325	760,936	$7,610	$139,130	$21,779,640	$(2,520,310)	$21,575,395

The accompanying notes are an integral part of these consolidated financial statements.

The Marlin Firearms Company and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005

Cash flows from operating activities
Net income	$3,954,203	$2,584,687	$1,180,903
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,065,750	1,124,717	1,400,065
Loss on disposal of equipment	1,475	—	—
Bad debt (recoveries) expense	(30,021)	28,577	47,288
Deferred compensation expense	36,333	46,083	59,594
Deferred income taxes	276,446	597,475	131,250
Change in operating assets and liabilities
(Increase) decrease in accounts receivable	(3,298,082)	(67,344)	827,179
(Increase) decrease in inventories	(1,602,308)	(1,218,938)	2,000,412
Decrease (increase) in other assets	111,036	(173,611)	(153,971)
Increase in cash surrender value of life insurance (excess of premiums paid)	(214,477)	(290,704)	(157,914)
Increase in accounts payable	1,963,503	102,202	272,384
Increase in accrued compensation and related withholdings	328,089	952	256,252
(Decrease) increase in product liabilities	(831,500)	176,500	(483,000)
(Decrease) increase in accrued pension and postretirement benefits	(784,207)	(1,257,759)	762,933
(Decrease) in accrued workers’ compensation	(30,822)	(391,265)	(729,931)
Increase (decrease) in deferred compensation	(83,306)	(105,213)	(385,363)
Increase in accrued liabilities	137,800	204,647	384,942

Net cash provided by operating activities	999,912	1,361,006	5,413,023

Cash flows from investing activities
Proceeds on sale of property and equipment	6,400	—	—
Purchases of property and equipment	(1,916,519)	(1,273,283)	(677,275)
Premiums for, and death benefits from, life insurance policies	(104,529)	107,270	(102,887)

Net cash used in investing activities	(2,014,648)	(1,166,013)	(780,162)

Cash flows from financing activities
Borrowings on revolving line of credit	7,885,000	12,250,000	4,875,000
Repayments of revolving line of credit	(5,635,000)	(11,200,000)	(8,547,109)
Dividends paid	(1,017,249)	(1,017,249)	(991,815)

Net cash provided by (used in) financing activities	1,232,751	32,751	(4,663,924)

Net increase (decrease) in cash and cash equivalents	218,015	227,744	(31,063)
Cash and cash equivalents, beginning of year	470,418	242,674	273,737

Cash and cash equivalents, end of year	$688,433	$470,418	$242,674

Supplemental disclosure of cash flow information
Cash paid during the year for
Income taxes	$1,745,800	$638,000	$326,000

Interest	$412,119	$343,962	$241,739

The accompanying notes are an integral part of these consolidated financial statements.

The Marlin Firearms Company and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

1.	Line of Business and Consolidation

The Marlin Firearms Company (“Marlin”) is a manufacturer of sporting rifles. Marlin’s products are sold to retailers and distributors throughout the United States. In November 2000, Marlin acquired certain assets and liabilities of H&R 1871, Inc. (“H&R”), a manufacturer of sporting shotguns and rifles. Accordingly, the accompanying consolidated financial statements include all of the accounts of Marlin and H&R (collectively, the “Company”) and all intercompany balances and transactions have been eliminated in consolidation.

2.	Summary of Significant Accounting Policies

Significant accounting policies followed in the preparation of these financial statements are as follows:

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Such estimates include reserves for accounts receivable, reserves for inventory, including the LIFO reserve, estimated useful lives of property, plant and equipment, reserves for self-insured workers’ compensation, reserves for warranty, environmental liabilities, product liabilities, assumptions used in determining pension and postretirement healthcare costs and liabilities (Note 5) and assumptions used in assessing possible impairment of the Company’s goodwill.

Fair Value of Financial Instruments

The Company holds life insurance policies for certain officers and key employees. Certain of these policies were purchased to fund the deferred compensation agreements with the respective employees. These insurance policies are shown on the consolidated balance sheets at their fair value. The fair value of the life insurance policies is estimated based on the cash surrender values, net of related policy loans.

Revenue Recognition

The Company recognizes revenue when evidence of an arrangement exists, delivery (based on shipping terms which are FOB shipping point) has occurred, the selling price is fixed and determinable, and collectibility is reasonably assured. The Company provides for an estimate of product returns and cash discounts for early customer payments based on historical experience at the time of revenue recognition. Costs and related expenses to manufacture the Company’s products are recorded as costs of sales when the related revenue is recognized.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade receivables. Three customers represented 42% and 27% of net trade receivables at December 31, 2007 and 2006, respectively. These same customers represent 27%, 33% and 41% of revenue for the years ended December 31, 2007, 2006 and 2005, respectively. If sales to these customers decline, it could have a materially adverse effect on the Company’s financial position, results of operations and cash flows.

The Marlin Firearms Company and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

Shipping and Handling Costs

Shipping costs incurred by the Company are classified as selling, general and administrative expenses within the consolidated statement of income. Shipping costs totaled $852,320, $785,038 and $635,000 for the years ended December 31, 2007, 2006 and 2005, respectively.

Advertising Costs

The Company’s policy is to expense advertising costs as incurred. Such costs aggregated $2,331,622, $2,284,639 and $1,865,911 for the years ended December 31, 2007, 2006 and 2005, respectively. The Company also established a co-op advertising program to reimburse distributors for advertising the Company products. Such costs, included in advertising expenses above, aggregated $150,046, $68,631 and $121,916 for years ended December 31, 2007, 2006 and 2005, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company periodically maintains cash in bank accounts in excess of the established limit insured by the Federal Deposit Insurance Corporation. All cash is maintained in bank accounts at high quality financial institutions.

Accounts Receivable

The Company extends credit to its customers and distributors based on their financial condition and offers various discounts for early payment. Balances deemed uncollectible are written off against the allowance for doubtful accounts. The Company estimates its allowance for doubtful accounts through review of past due balances, knowledge of its customers’ financial situations, and past payment history.

Inventories

Inventories include material, labor and overhead and are stated at the lower of cost or market. A last-in, first-out (LIFO) flow assumption is assumed for the Marlin product line (which comprises approximately 63% and 61% of the inventory under a first-in, first-out (FIFO) flow assumption at December 31, 2007 and 2006, respectively) and a FIFO flow assumption is assumed for the H&R product line. The H&R product line is recorded at standard costs which approximate actual costs. (H&R inventory comprises approximately 37% and 39% of total inventory at December 31, 2007 and 2006, respectively.) Had a FIFO assumption been used for the Marlin product line, inventories would have been higher by $8,451,022 and $8,038,068 at December 31, 2007 and 2006, respectively.

The categories of inventory at December 31 are summarized as follows:

	2007	2006

Raw materials and parts	$2,423,855	$3,254,133
Work-in-process	10,321,294	10,122,436
Finished goods	7,731,117	5,084,435

	20,476,266	18,461,004

Less: LIFO reserve	(8,451,022)	(8,038,068)

	$12,025,244	$10,422,936

The Marlin Firearms Company and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

Property, Plant and Equipment

Property, plant and equipment is recorded at cost, less accumulated depreciation, and depreciated using the straight-line method over the following estimated useful lives of the assets:

Description	Useful Lives

Buildings and improvements	10 – 55 years
Machinery and equipment	3 – 10 years

Upon retirement or sale, the cost of assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in current period results, netted on the income statement within selling, general and administrative expenses.

The categories of property, plant and equipment at December 31 are as follows:

	2007	2006

Land	$782,135	$354,846
Buildings and improvements	8,864,620	8,768,765
Machinery and equipment	23,152,088	22,096,277
Construction in progress	970,388	646,823

	33,769,231	31,866,711

Less: Accumulated depreciation	(27,451,152)	(26,391,526)

	$6,318,079	$5,475,185

Deprecation expense related to property, plant and equipment was $1,065,750, $1,124,717 and $1,400,065 for the years ended December 31, 2007, 2006 and 2005, respectively.

Long-Lived Assets

The Company evaluates impairment of its in long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144 (“SFAS No. 144”), Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires the Company to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment of long-lived assets has been recorded during the years ended December 31, 2007 and 2006.

Goodwill

The Company accounts for its goodwill under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). Under SFAS No. 142, goodwill is not amortized, but is tested for impairment at least annually. Each year the Company tests for impairment of goodwill according to a two-step approach. In the first step, the Company tests for impairment of goodwill by estimating the fair values of its reporting units. If the carrying amount exceeds the fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss, if any. In the second step the implied fair value of the goodwill is estimated as the fair value of the reporting unit used in the first step less the fair values of all other net tangible and intangible assets of the reporting unit. If the carrying amount of the goodwill exceeds its implied fair market value, an impairment loss is recognized in an amount equal to that excess, not to exceed the carrying amount of the goodwill. In addition, goodwill of a reporting unit is tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value.

The Marlin Firearms Company and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

Goodwill represents the excess of the purchase price of H&R over the fair value of the assets acquired and the liabilities assumed. The Company has reviewed the goodwill recorded as of December 31, 2007 and 2006 and has determined that no impairment exists.

Product Warranty

The Company provides for a five-year warranty for certain of its products and records the estimated cost of such product warranties at the time a sale is recorded. Estimated warranty costs are based upon actual past experience of product repairs and the related estimated cost of labor and material to make the necessary repairs and are recorded in accrued liabilities in the accompanying consolidated balance sheets. The following is a reconciliation of the changes in the Company’s product warranty liability for the years ended December 31, 2007 and 2006:

	2007	2006

Product warranty liability, beginning of year	$440,000	$400,000
Accruals for warranties issued during the year	497,500	495,000
Settlements made during the year	(455,000)	(455,000)

Product warranty liability, end of year	$482,500	$440,000

Deferred Compensation

The Company has deferred compensation agreements with certain officers and key employees. These agreements provide for payment of specified amounts over ten years beginning at the time of retirement or death of the individuals. The Company accrues the future liability over the anticipated remaining years of service of such individuals. Amounts are accrued on a present value discounted basis during the employee’s service and retirement periods. Deferred compensation costs charged to expense amounted to $36,333, $46,083 and $60,000 in 2007, 2006 and 2005, respectively.

Pension and Postretirement Obligations

In September 2006, the Financial Accounting Standards Board issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statement No. 87, 88, 106, and 132 (R) (“SFAS 158”). This statement requires an employer to recognize in its balance sheet an asset or liability for a plan’s overfunded or underfunded status, measure a plan’s assets and obligations as of the end of the employer’s fiscal year and recognize changes in the funded status in the year in which the changes occur. SFAS No. 158 also enhances the current disclosure requirements for pension and other postretirement plans to include disclosure related to certain effects on net periodic cost. The Company adopted SFAS No. 158 as of December 31, 2007 (Note 5). The requirement to measure plan assets and benefit obligations as of the employer’s fiscal year-end is effective for the Company’s fiscal year ending after December 15, 2008, however the Company is currently measuring plan assets and benefit obligations as of year-end.

The Marlin Firearms Company and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

The Company accounts for postretirement benefits under the provisions of SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions. SFAS No. 106 requires that the cost of these postretirement benefits be recognized in the consolidated financial statements during the employee’s active working career. Accordingly, the Company accrues an actuarially determined amount for postretirement benefits during the period in which active employees become eligible for such future benefits.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements of income tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the book and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Although realization of the Company’s net deferred tax assets is not assured, management believes it is more likely than not that the deferred tax assets will be realized either through the carryback to prior taxable years, through the generation of future taxable income or through the utilization of certain tax strategies.

Comprehensive Income

The Company accounts for comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company has elected to report total comprehensive income within the statements of changes in stockholders’ equity.

Accumulated other comprehensive loss at December 31, 2007 and 2006 primarily relates to the Company’s recognition of its pension and postretirement obligations, net of tax. The gross balance of accumulated other comprehensive loss is $3,829,959 and $3,621,930 at December 31, 2007 and 2006, respectively. The cumulative tax effect is $1,307,642 and $1,237,594 at December 31, 2007 and 2006, respectively.

Treasury Stock

The Company classifies treasury stock as a reduction of common stock in accordance with Connecticut regulations. Treasury stock consists of previously repurchased 18,067 shares of Class A and 179,915 of Class B common stock with a total cost of $3,090,682.

Reclassifications and Revisions

The consolidated statements of cash flows for the years ended December 31, 2006 and 2005 have been revised to reflect the increase in the cash surrender value of life insurance policies in excess of premiums paid as an operating activity, rather than an investing activity. Additionally, certain prior year amounts have been reclassified to conform with the current year presentation.

The Marlin Firearms Company and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

3.	Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN No. 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. This statement will require the Company to assess and determine all material positions taken in any income tax return as of the date of adoption of FIN No. 48, including all significant uncertain positions, in all tax years that are still subject to assessment or challenge by relevant taxing authorities. The evaluation of a tax position in accordance with this Interpretation is a two-step process of recognition and measurement that uses a “more-likely-than-not” (“MLTN”) threshold. The MLTN threshold means that a benefit related to an uncertain tax position may not be recognized in the financial statements unless it is MLTN that the position will be sustained based on its technical merits, and there must be more than a 50% likelihood that the position would be sustained if challenged and considered by the highest court in the relevant jurisdiction. The Company will be required to classify a liability for unrecognized tax benefits as current to the extent that the enterprise anticipates making a payment within one year and the income tax liability should not be classified as a deferred tax liability unless it results from a taxable temporary difference. The Company is required to adopt this standard of accounting as of January 1, 2008.

In September 2006, the Financial Accounting Standards Board issued No. 157, Fair Value Measurements (“FASB No. 157”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements. The Company is required to adopt this standard on January 1, 2008, however the Company does not expect adoption of this standard to materially impact the consolidated financial statements during the year ending December 31, 2008.

4.	Debt

The Company has a $12,000,000 line of credit agreement (the “Line of Credit”) with a maturity date of June 2010. The outstanding balance under the Line of Credit bears interest at the prime rate, less 0.5% or LIBOR plus 1.5%, at the borrower’s option. At December 31, 2007 and 2006, the rate of interest was 6.10% and 6.82%, respectively. The Company has $6,250,000 and $4,000,000, respectively, outstanding on its Line of Credit, at December 31, 2007 and 2006 which has been classified as a current liability in the Company’s consolidated balance sheet. Historically, the Company has classified the Line of Credit as current due to the intent and ability to repay the full amount during the next 12 months. As discussed in Note 10, the Line of Credit was paid in full upon close of the Remington purchase agreement. All assets of the Company are pledged as collateral over the loan agreement.

On September 26, 2007, the Company obtained a temporary overline facility attached to the existing Line of Credit in the amount of $2,000,000, which expired on December 31, 2007. The interest rate on the overline borrowing was prime rate or LIBOR plus 1.5%, at the borrower’s option.

The Company is required to meet certain financial covenants relating to the Line of Credit. These covenants include, but are not limited to, maintaining a fixed charge ratio, a minimum current ratio and a maximum ratio of debt to tangible net worth, as defined. The Company was in compliance with these financial covenants as of December 31, 2007.

The Marlin Firearms Company and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

5.	Pension Plan and Other Postretirement Benefits

Marlin has a non-contributory, defined benefit pension plan (the “Pension Plan”) covering substantially all of Marlin’s employees. Vested employees who retire will receive an annual benefit equal to $14.00 per month per year of credited service, as defined by the Pension Plan.

The Company’s weighted-average asset allocations for the Pension Plan at December 31, 2007 and 2006, by asset category are as follows:

	2007	2006

Equity securities	75%	78%
Debt securities	25%	22%

	100%	100%

The investment objective for the Pension Plan is to obtain a favorable relative return for the entire fund, consistent with preservation of capital, emphasizing some income generation and long-term growth. While management believes some risk is warranted pursuing long-term growth of capital, the Company seeks consistent annual returns with low volatility in investment performance.

Marlin also sponsors a defined benefit postretirement healthcare plan (the “Postretirement Plan”) that covers Marlin employees who have 17 years of service at retirement. The Postretirement Plan is contributory for all retirees. Marlin’s contribution is limited to $90.95 per month per employee.

A summary of key provisions of the Pension Plan and the Postretirement Plan is as follows as of December 31, 2007 and 2006, the measurement date:

	Pension Plan		Postretirement Plan

	2007	2006	2007	2006

Benefit obligation	$14,806,002	$15,367,057	$4,683,660	$5,009,295
Fair value of plan assets	12,888,149	11,835,798	—	—

Funded status of the plan	$(1,917,853)	$(3,531,259)	$4,683,660	$(5,009,295)

Accrued benefit cost recognized in the consolidated balance sheets	$(1,917,853)	$(3,531,259)	$(4,683,660)	$(3,726,000)

Benefit cost	424,575	505,150	498,000	514,000
Employer contribution	1,341,721	1,839,348	355,803	437,983
Plan participant contributions	—	—	251,487	224,340
Benefits paid	1,136,377	1,085,924	607,290	662,323

Weighted-average assumptions- benefit obligations
Discount rate	6.25%	5.75%	6.25%	5.75%
Expected return on plan assets	8.00%	8.00%
Assumed health care cost trend rates Initial health care cost trend rate			4.00%	4.00%

The Marlin Firearms Company and Subsidiary Notes to Consolidated Financial Statements December 31, 2007 and 2006

The weighted average discount rate utilized in determining benefit cost for the Pension Plan and Postretirement Plan was 5.75% for the years ended December 31, 2007 and 2006 and 6.00% for the year ended December 31, 2005. The weighted average expected return on plan assets utilized in determining benefit cost for the Pension Plan was 8.00% for the years ended December 31, 2007, 2006 and 2005, and the weighted average health care cost trend rate utilized in determining benefit cost for the Postretirement Plan was 4.00% for the years ended December 31, 2007, 2006 and 2005.

In accounting for benefit obligations and expense, the Company utilized discount rates which are an estimated rate at which the related obligations could be settled, and a long-term rate of return on plan assets which is an estimated rate of earnings generated on the assets of the Plans.

As discussed in Note 2, the Company adopted SFAS No. 158 as of December 31, 2007. The December 31, 2007 impact of adopting SFAS No. 158 is as follows:

	December 31, 2007 Prior to Adoption of SFAS No. 158	Adjustment to Initially Apply SFAS No. 158	December 31, 2007 After SFAS No. 158 Adjustment

Intangible pension asset	$87,658	$(87,658)	$—
Deferred tax asset, net of current portion	2,175,699	277,313	2,453,012
Accrued postretirement liability	3,868,035	815,625	4,683,660
Accumulated other comprehensive loss, net of taxes	1,894,340	625,970	2,520,310

Net periodic pension cost included the following components for the years ended December 31:

	Pension Plan		Post Retirement Plan

	2007	2006	2007	2006

Service cost	$221,181	$226,400	$147,824	$142,918
Interest cost	864,705	855,177	269,507	277,681
Expected return on plan assets	(959,684)	(820,756)	—	—
Amortization of prior service cost	9,740	9,740	61,660	61,660
Recognized net (gain) loss	210,715	234,589	19,319	32,163
FAS 88 event recognition	77,918	—	—	—

	$424,575	$505,150	$498,310	$514,422

Included in accumulated other comprehensive income at December 31, 2007 is $3,472,929 and $373,076, of net loss and prior service cost, respectively. The Company estimates the amount of amortization of prior service cost and actuarial loss to be $61,660 and $141,791, respectively, for the year ending December 31, 2008.

The Marlin Firearms Company and Subsidiary Notes to Consolidated Financial Statements December 31, 2007 and 2006

Benefit payments, which reflect expected future service, are expected to be paid as follows:

	Pension Benefits	Other Postretirement Benefits

2008	$1,132,000	$390,000
2009	1,136,000	381,000
2010	1,128,000	392,000
2011	1,155,000	397,000
2012	1,198,000	424,000
2013 through 2017	6,076,000	2,217,000

During the year ending December 31, 2008, the Company expects to pay approximately $1,400,000 of contributions to the Pension Plan.

On November 1, 2007, the Company amended the Pension Plan to cease benefit accruals for future service, as defined by the Pension Plan, after December 31, 2007. Going forward, the Company will make an annual contribution to the 401(k) Plan for all employees who are active participants in the defined benefit plan. The annual contribution will equal 1% of the employee’s salary. The annual contribution will be payable in January for the prior service year.

6.	Savings Plans

Marlin has a 401(k) defined contribution plan. Marlin matches 100% of employee contributions for the first 3% of earnings and matches 50% of employee contributions for the next 2% of earnings up to a maximum of 4% of total compensation. Eligible participants are those who have reached age 21 and who have completed at least six months of service, as defined.

H&R has a 401(k) defined contribution plan. H&R matches 100% of employee contributions for the first 3% of earnings. Eligible participants are those who have reached age 18 and who have completed at least one year of service, as defined.

Participants in both the Marlin and H&R 401(k) plans are fully vested in the Company’s contributions after completing 6 years of service. The Company made contributions of $658,617, $531,884 and $479,738 to the plans for each of the years ended December 31, 2007, 2006 and 2005, respectively.

The Marlin Firearms Company and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

7.	Income Taxes

The provision for income taxes consisted of the following for the years ended December 31:

	2007	2006	2005

Current
Federal	$1,675,504	$774,000	$222,000
State	2,422	29,000	47,000

Deferred
Federal	128,306	567,000	131,000
State	148,140	30,000	—

	$1,954,372	$1,400,000	$400,000

The difference between the actual tax provision and the amounts obtained by applying the statutory United States federal income tax rate to income before taxes is primarily attributable to officers’ life insurance, qualified production activities deductions, state taxes and limitations on meals and entertainment expenses.

Deferred tax assets and liabilities consist of the following at December 31:

	2007	2006

Deferred tax assets
Federal	$4,603,615	$4,418,947
State	14,021	85,000

Total	4,617,636	4,503,947

Deferred tax liabilities
Federal	(1,425,421)	(1,102,742)
State	(4,408)	(7,000)

	(1,429,829)	(1,109,742)

Net deferred tax asset	$3,187,807	$3,394,205

The Company’s net deferred tax asset is comprised primarily of differences in book and tax bases of goodwill and property, plant and equipment, pension liability, post retirement healthcare benefits and reserves not currently deductible.

The Marlin Firearms Company and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

The allocation of deferred tax expense (benefit) related to amounts charged to current year income and amounts charged directly to equity for the years ended December 31 was as follows:

	2007	2006	2005

Deferred tax (benefit) expense allocated to equity
Federal	$(70,047)	$214,000	$(170,000)
State	—	1,000	—

	(70,047)	215,000	(170,000)

Deferred tax expense allocated to income
Federal	128,306	567,475	131,250
State	148,140	30,000	—

	276,446	597,475	131,250

	$206,399	$812,475	$(38,750)

8.	Commitments and Contingencies

The Company is the defendant in certain product liability suits for which it is partially self-insured. The Company provides for these suits based on estimates determined after consultation with legal counsel. Adjustments to product liability reserves, based upon an evaluation of the most currently available information, is charged or credited to selling, general and administrative expenses in the accompanying consolidated financial statements. Included in the accompanying consolidated balance sheets are accrued liabilities of $62,500 and $894,000 at December 31, 2007 and 2006, respectively, which represent the Company’s best estimate of the ultimate cost of resolving these matters. Included in the accompanying consolidated statements of income are provisions (reversals) of approximately $(131,500), $185,000 and $(535,110) for the years ended December 31, 2007, 2006 and 2005, respectively. However, the ultimate resolution of these suits, and the timing of such resolution, could result in a loss materially different than the amount accrued.

In October 2007, the Company settled a product liability suit for $798,000. The combined settlement and legal costs incurred was approximately $1,176,370, which was above the Company’s self-insured retention of $1,000,000. A payment of $176,370 was issued to the Company for excess costs incurred.

During 2006, the Company established approximately $380,000 in additional provisions for new and existing claims, which was offset by $195,000 in reversals for cases dismissed during the year, net of settlements.

During 2005, the status of numerous pending cases changed, which resulted in a significant modification to the product liability reserve. New evidence was brought into light during the first case, which altered the possible outcome of the lawsuit and resulted in a $100,000 reduction to the reserve. Four cases were dismissed during the year and no settlement was required, which resulted in a reversal of $135,000 to the product liability reserve. On May 17, 2005, the Company settled a lawsuit for $21,500, which resulted in a reversal of $178,500 to the product liability reserve.

The Marlin Firearms Company and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

9.	Transactions With Affiliated Companies

The Company participates in certain transactions with a related company. The related party is a separate entity that was owned by certain shareholders of the Company during 2007, 2006 and 2005. The Company leases space to this related company. Rental income related to this lease was recorded in selling, general and administrative expenses for $142,142, $117,916 and $122,916 for the years ended December 31, 2007, 2006 and 2005, respectively, and is based on the square footage used by the related party. The Company also had an outstanding accounts receivable balance from this related company of $0 and $110,846, at December 31, 2007 and 2006, respectively.

10.	Subsequent Event

On January 28, 2008, Remington Arms Company, Inc. purchased all of the issued and outstanding shares of capital stock of the Company for a purchase price of $41,700,000. In conjunction with the acquisition, all amounts outstanding under the Line of Credit were paid in full.

On January 24, 2008, the Company paid a dividend of $325,520 to stockholders. The dividend represents the cash proceeds that the Company earned in 2007 from the sale of antique guns which is included in other income on the accompanying consolidated statement of income.